W.W. GRAINGER, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
For the Second Quarter Ended June 30, 2003
(Unaudited)

Company Contacts: W. D. Chapman 847-535-0881 N. A. Hobor 847-535-0065 Issued: July 17, 2003

Second Quarter Highlights

  Sales of $1.2 billion were down 2% versus 2002.
  Operating earnings for the quarter were $93 million, a decrease of 2% versus prior year. The 2002 quarter included a $5.8 million expense related to severance and other costs.
  Earnings per share for the quarter were $0.60 versus $0.57 in 2002.

Contents

I.		EARNINGS REVIEW	2
II.		BALANCE SHEET DATA	4
III.		CASH FLOW DATA	5
IV.		BUSINESS SEGMENT RESULTS	6

	EXHIBITS
	A.	Daily Sales Growth by Segment	9
	B.	Sales by Segment	10
	C.	Operating Earnings by Segment	11

W.W. Grainger, Inc.  Supplemental Financial Information for the Second Quarter Ended June 30, 2003

I. EARNINGS REVIEW

                                         Net Sales
                                         ---------

                     Three Months Ended                 Six Months Ended
               ------------------------------    -------------------------------
                                       ($ in millions)

               06/30/03  06/30/02    Inc/(Dec)   06/30/03   06/30/02   Inc/(Dec)
               --------  --------    ---------   --------   --------   ---------
Net Sales      $  1,173  $  1,195      (2)%      $  2,312   $  2,320      0%

Sales Days	2003	2002

Second Quarter	64	64
First Half	127	127
Total Year	255	255

Sales in the second quarter of 2003 were down 2% primarily related to the continued weakness in the U.S. economy and lower sales of seasonal products due to cooler than normal weather. Partially offsetting this were increased sales at Lab Safety as a result of the Gempler’s acquisition.

	Daily Sales Inc/(Dec) 2003 vs. 2002

2003 Month	Total Company		Branch-based Distribution		Lab Safety	Integrated Supply

April	(2	.9)%	(3	.0)%	6.1%	(11	.2)%
May	0.2		(0.2)		10.8	(6.6)
June	(3.0)		(3.1)		5.1	(12.1)

Second Quarter	(1	.9)%	(2	.0)%	7.3%	(10	.0)%
First Six Months	(0	.4)%	(0	.3)%	2.7%	(5	.0)%
                                       Operating Earnings
                                       ------------------
                      Three Months Ended                Six Months Ended
                ------------------------------    ------------------------------
                                       ($ in millions)

                06/30/03  06/30/02   Inc/(Dec)   06/30/03   06/30/02   Inc/(Dec)
                --------  --------   ---------   --------   --------   ---------

Operating
 Earnings       $     93  $     94      (2)%     $    184   $    184       0%
Operating
 Margin              7.9%      7.9%      - pp         8.0%       7.9%    0.1 pp
ROIC*                                                19.6%      21.2%   (1.6)pp

  *See footnote, page 8.

W.W. Grainger, Inc.  Supplemental Financial Information for the Second Quarter Ended June 30, 2003

The Company’s operating earnings of $93 million decreased 2% for the second quarter of 2003 as compared with $94 million for the same 2002 period. All segments reported lower operating earnings versus the 2002 quarter. Partially offsetting this was a reduction in headquarters’ expenses.

The change in ROIC was primarily attributable to increased inventory and to capital expenditures, partially offset by a reduction in receivables.

Other Income and Expense

For the 2003 second quarter, “Other Income and Expense” was a net $1.1 million of income versus a net $2.3 million of expense for the 2002 quarter. The 2003 second quarter included $2.8 million of gains related to the sale of two facilities.

Income Taxes

The Company’s effective income tax rate was 40.3% for the second quarter of 2003 and 40.7% for the 2002 second quarter. Excluding the effect of equity losses in unconsolidated entities, which are recorded net of tax, the effective income tax rate was 40.0% for 2003 and 40.5% for 2002. This change in effective tax rate was primarily driven by lower non-deductible losses in Mexico and a lower tax rate in Canada.

W.W. Grainger, Inc.  Supplemental Financial Information for the Second Quarter Ended June 30, 2003

II. BALANCE SHEET DATA

        Selected Balance Sheet data as of June 30, 2003 (preliminary) and 2002 follows:

	2003	2002

ASSETS	($ in thousands)
Cash and Cash Equivalents	$ 186,698	$ 199,289
Accounts Receivable-net (1)	464,462	500,725
Inventories (2)	747,116	643,173
Other Current Assets	151,843	142,077

Total Current Assets	1,550,119	1,485,264
Property, Buildings, and Equipment-net (3)	731,118	700,573
Investments in Unconsolidated Entities	19,762	27,669
All Other Assets	242,846	201,743

Total Assets	$2,543,845	$2,415,249

LIABILITIES AND SHAREHOLDERS' EQUITY
Short-Term Debt	$ 1,135	$ 3,567
Current Maturities of Long-Term Debt	5,320	10,620
Trade Accounts Payable	314,542	306,597
Other Current Liabilities	255,588	249,558

Total Current Liabilities	576,585	570,342
Long-Term Debt	139,163	123,830
All Other Liabilities	70,974	61,128
Shareholders' Equity (4)	1,757,123	1,659,949

Total Liabilities and Shareholders' Equity	$2,543,845	$2,415,249

(1)	Accounts receivable-net decreased by $36 million, or 7%. This decrease is attributable to lower sales and improved collections.

(2)	Inventories increased by $104 million, or 16%. This increase occurred primarily in the Branch-based Distribution segment, reflecting an infusion of inventory to improve service levels.

(3)

Depreciation and amortization of property, buildings, and equipment amounted to $19 million for both second quarters of 2003 and 2002. Amortization of capitalized software was $5 million for the second quarter of 2003 and $4 million for the 2002 period.

(4)

Common stock outstanding as of June 30, 2003 was 91,244,156 shares as compared with 93,323,570 shares at June 30, 2002. The Company repurchased 462,700 shares during the quarter. As of June 30, 2003, 9.5 million shares of common stock remained under the current repurchase authorization.

W.W. Grainger, Inc.  Supplemental Financial Information for the Second Quarter Ended June 30, 2003

III. CASH FLOW DATA

The following is a summarized cash flow statement for the six months ended June 30 (preliminary):

	Six Months Ended June 30,

	($ in thousands)
	2003	2002

Cash Flows from Operating Activities:
Net Earnings	$ 108,397	$ 89,036
Depreciation & Amortization	49,325	47,780
Gains on Sales of Investment Securities	(5)	(7,308)
Write-Down of Investments	1,614	1,844
Losses on Unconsolidated Entities	1,824	1,261
Cumulative Effect of Accounting Change	0	23,921
Increase in Accounts Receivable - net	(32,812)	(47,731)
Increase in Inventories	(7,921)	(14,905)
Increase in Prepaid Expenses	(12,787)	(660)
Increase in Trade Accounts Payable	19,281	29,646
Decrease in Other Current Liabilities	(29,527)	(22,697)
Other - net	(2,828)	5,056

Net Cash Provided by Operating Activities	94,561	105,243

Cash Flows from Investing Activities:
Additions to Property, Buildings,
and Equipment - net	(26,048)	(46,140)
Additions for Capitalized Software	(3,923)	(4,368)
Net Cash Paid for Business Acquisition	(36,600)	0
Other - net	(2,409)	13,448

Net Cash Used in Investing Activities	(68,980)	(37,060)

Cash Flows from Financing Activities:
Net Decrease in Short-term Debt	(1,832)	(2,230)
Cash Dividends Paid and Purchase of
Treasury Stock - net	(54,540)	(49,369)
Other - net	5,152	11,321

Net Cash Used in Financing Activities	(51,220)	(40,278)

Exchange Rate Effect on Cash and Cash Equivalents	3,809	2,538

Net (Decrease) Increase in Cash and Cash Equivalents
from beginning of year	$(21,830)	$ 30,443

W.W. Grainger, Inc.  Supplemental Financial Information for the Second Quarter Ended June 30, 2003

IV. BUSINESS SEGMENT RESULTS

                                  BRANCH-BASED DISTRIBUTION
                                  -------------------------

                      Three Months Ended                Six Months Ended
                ------------------------------    ------------------------------
                                       ($ in millions)

                06/30/03  06/30/02   Inc/(Dec)   06/30/03   06/30/02   Inc/(Dec)
                --------  --------   ---------   --------   --------   ---------
Sales           $  1,045  $  1,067     (2)%      $   2,060  $    2,066      0%
Operating
 Earnings       $     92  $     98     (6)%      $     183  $      187     (2)%
Operating
 Margin              8.8%      9.2%   (0.4)pp          8.9%        9.0%  (0.1)pp
ROIC*                                                 21.4%       23.4%  (2.0)pp

                                  North American Branch Network
                                       Number of Branches

                                       2003 Second Quarter
                     -----------------------------------------------------------
                         03/31/03         Opened        Closed      06/30/03
                     ----------------  -----------   -----------  --------------
     United States          395             1             -             396
     Canada                 176             -             -             176
     Mexico                   5             -             -               5
                     ----------------  -----------   -----------  --------------
          Total             576             1             -             577
                     ================  ===========   ===========  ==============

                                        2003 Year-to-Date
                     -----------------------------------------------------------
                         12/31/02         Opened        Closed      06/30/03
                     ----------------  -----------   -----------  --------------
     United States          395             1             -             396
     Canada                 176             -             -             176
     Mexico                   5             -             -               5
                     ----------------  -----------   -----------  --------------
          Total             576             1             -             577
                     ================  ===========   ===========  ==============

Net Sales – Sales for this segment decreased 2% for the quarter.

Sales in the United States were down 4% versus 2002. Unseasonably cool weather in certain parts of the United States resulted in a 19 percent decline in the sales of seasonal products. All customer segments were down except for government accounts, which were up 7%. National accounts were down 1% for the quarter. Sales through the grainger.com web site were $115 million, an 8% increase versus second quarter 2002 sales of $106 million.

Sales in Canada increased 18% for the quarter versus 2002 including the effect of a favorable Canadian exchange rate. In local currency, this business experienced a 6% increase due to higher sales related to the SARS outbreak in Ontario and higher sales to national accounts.

Sales in Mexico were down 6% for the quarter versus 2002. This reflects the continuing softness of Mexico’s economy.

*See footnote, page 8.

W.W. Grainger, Inc.  Supplemental Financial Information for the Second Quarter Ended June 30, 2003

BRANCH-BASED DISTRIBUTION (continued)

Operating Earnings – Operating earnings decreased 6% for the 2003 second quarter as compared with the 2002 period, primarily the result of lower sales volume. The United States was down 12%, while Canada and Mexico reflected improved operating performance.

The gross profit margin increased 1.0 percentage point from the comparable 2002 quarter. The improvement in gross profit margin was primarily attributable to selected pricing actions intended to recover freight and supplier cost increases, certain one-time benefits relating to line reviews completed in the second quarter, and to favorable product mix. The favorable change in product mix was partially the result of lower sales of seasonal products, which have lower than average gross profit margins. Partially offsetting these improvements were higher freight costs related to both the logistics project and increased fuel costs.

Operating expenses were up 3% for the quarter, primarily the result of incremental costs related to the logistics project and increases in other payroll and benefits costs including increased health care costs.

                                             LAB SAFETY
                                             ----------

                      Three Months Ended                Six Months Ended
                ------------------------------    ------------------------------
                                       ($ in millions)

                06/30/03  06/30/02   Inc/(Dec)   06/30/03   06/30/02   Inc/(Dec)
                --------  --------   ---------   --------   --------   ---------

Sales           $     79  $     74      7%       $   151      $  147       3%
Operating
 Earnings       $     11  $     12     (8)%      $    22      $   25      (12)%
Operating
 Margin             14.1%     16.5%  (2.4)pp        14.6%       17.1%    (2.5)pp
ROIC*                                               41.6%       50.2%    (8.6)pp

Net Sales – Sales increased 7% for the quarter for Lab Safety, the Company’s direct marketing business. The increase in sales is attributable to the acquisition of Gempler’s on April 14. Excluding this acquisition, sales decreased 2%. The continuing weakness in the manufacturing sector of the economy contributed to this decrease.

Operating Earnings – The 8% operating earnings decrease was the result of lower gross profit margins and higher operating expenses. Gross profit margins were affected by higher freight costs and an unfavorable product mix. The operating expense increase was primarily due to increases in distribution of catalog media and integration costs associated with the Gempler’s acquisition.

*See footnote, page 8.

W.W. Grainger, Inc.  Supplemental Financial Information for the Second Quarter Ended June 30, 2003

                                         INTEGRATED SUPPLY
                                         -----------------

                      Three Months Ended                Six Months Ended
                ------------------------------    ------------------------------
                                       ($ in millions)

                06/30/03  06/30/02   Inc/(Dec)   06/30/03   06/30/02   Inc/(Dec)
                --------  --------   ---------   --------   --------   ---------

Sales           $     53  $    59      (10)%     $    110   $    116       (5)%
Operating
 Earnings       $    0.8  $   1.3      (41)%     $    1.9   $    2.9      (34)%
Operating
 Margin              1.5%     2.3%    (0.8)pp         1.7%       2.5%    (0.8)pp
ROIC*                                                42.4%      47.0%    (4.6)pp

Net Sales – Sales were down 10% for the quarter due to fewer customer locations and the weak economy. Sales for this business unit include product sales and management fees.

Operating Earnings – The operating earnings decrease was due to lower revenue and higher operating expenses.  Operating expenses increased due to higher data processing expenses associated with a systems upgrade, higher marketing and development expenses, and start-up costs at two of the six new customer sites.

*Footnote:	The GAAP financial statements are the source for all amounts used in the Return on Invested Capital (ROIC) calculation. ROIC is calculated using annualized operating earnings based on year-to-date operating earnings divided by a seven point average for net working assets. Net working assets are working assets minus working liabilities defined as follows: working assets equal total assets less cash equivalents (non-operating cash), deferred taxes, investments in unconsolidated entities plus the LIFO reserve. Working liabilities are the sum of trade payables, accrued compensation and benefits, accrued contributions to employees’ profit sharing plans, and accrued expenses.

Forward-Looking Statements

This document may contain forward-looking statements under the federal securities laws. Any forward-looking statement relates to the Company’s expected future financial results and business plans, strategies and objectives are not historical facts. There are risks and uncertainties the outcome of which could cause the Company’s results to differ materially from what is projected. Any forward-looking statements should be read in conjunction with the Company’s most recent annual report, as well as the Company’s Form 10-K and other reports filed with the Securities Exchange Commission, containing a discussion of the Company’s business and of various factors that may affect it.

– End –

 W.W. Grainger, Inc.  Supplemental Financial Information for the Second Quarter Ended June 30, 2003

EXHIBIT A
Daily Sales Growth
by Segment

	2003 vs. 2002				2002 vs. 2001

		Branch-based	Lab	Integrated		Branch-based	Lab	Integrated
Month	Company	Distribution	Safety	Supply	Company	Distribution	Safety	Supply

January	0.6%	1.2%	-5.1%	-4.4%	-7.2%	-7.7%	-14.3%	26.6%
February	0.4%	0.8%	-2.9%	-2.1%	-4.4%	-5.7%	-12.0%	53.9%
March	2.7%	2.7%	2.0%	6.8%	-7.0%	-7.5%	-19.2%	35.8%
First Quarter	1.2%	1.6%	-2.0%	0.1%	-6.3%	-7.0%	-15.4%	37.9%

April	-2.9%	-3.0%	6.1%	-11.2%	-0.8%	-1.3%	-14.9%	43.7%
May	0.2%	-0.2%	10.8%	-6.6%	-4.9%	-5.7%	-9.7%	26.9%
June	-3.0%	-3.1%	5.1%	-12.1%	-1.3%	-1.3%	-9.6%	13.2%
Second Quarter	-1.9%	-2.0%	7.3%	-10.0%	-2.5%	-3.0%	-11.4%	27.1%

July					-1.6%	-1.5%	-9.6%	9.3%
August					-2.8%	-3.1%	-7.1%	10.8%
September					1.0%	0.6%	-2.8%	17.4%
Third Quarter					-1.2%	-1.5%	-6.6%	12.5%

October					0.3%	1.6%	-15.1%	1.0%
November					3.0%	3.6%	-4.8%	3.7%
December					-0.1%	1.3%	-18.4%	-2.1%
Fourth Quarter					0.9%	2.0%	-13.0%	0.8%

Full year					-2.3%	-2.4%	-11.7%	18.4%

 W.W. Grainger, Inc.  Supplemental Financial Information for the Second Quarter Ended June 30, 2003

EXHIBIT B
 Sales by Segment
($000's)

2nd Quarter

	Three Months ended June 30, 2003

	Branch-based Distribution	Lab Safety	Integrated Supply	Totals

Total net sales	1,044,732	79,387	52,829	1,176,948
Intersegment net sales	(3,900)	(387)	--	(4,287)

Net sales to external customers	1,040,832	79,000	52,829	1,172,661

	Three Months ended June 30, 2002

	Branch-based Distribution	Lab Safety	Integrated Supply	Totals

Total net sales	1,066,554	73,959	58,691	1,199,204
Intersegment net sales	(4,076)	(336)	--	(4,412)

Net sales to external customers	1,062,478	73,623	58,691	1,194,792

2003 vs. 2002
Total net sales	-2.0%	7.3%	-10.0%	-1.9%
Intersegment net sales	-4.3%	15.2%	--	-2.8%
Net sales to external customers	-2.0%	7.3%	-10.0%	-1.9%

Year-to-Date

	Six Months ended June 30, 2003

	Branch-based Distribution	Lab Safety	Integrated Supply	Totals

Total net sales	2,059,604	150,876	110,101	2,320,581
Intersegment net sales	(7,829)	(822)	--	(8,651)

Net sales to external customers	2,051,775	150,054	110,101	2,311,930

	Six Months ended June 30, 2002

	Branch-based Distribution	Lab Safety	Integrated Supply	Totals

Total net sales	2,065,865	146,891	115,905	2,328,661
Intersegment net sales	(7,927)	(677)	--	(8,604)

Net sales to external customers	2,057,938	146,214	115,905	2,320,057

2003 vs. 2002
Total net sales	-0.3%	2.7%	-5.0%	-0.3%
Intersegment net sales	-1.2%	21.4%	--	0.5%
Net sales to external customers	-0.3%	2.6%	-5.0%	-0.4%

 W.W. Grainger, Inc.  Supplemental Financial Information for the Second Quarter Ended June 30, 2003

EXHIBIT C
 Operating Earnings by Segment
 ($000's)

2nd Quarter

	Three Months ended June 30, 2003

	Branch-based Distribution	Lab Safety	Integrated Supply	Totals

Total operating earnings	92,163	11,216	786	104,165
Unallocated expenses	--	--	--	(11,392)
Elimination of intersegment profits	--	--	--	7

Total consolidated operating earnings	92,163	11,216	786	92,780

	Three Months ended June 30, 2002

	Branch-based Distribution	Lab Safety	Integrated Supply	Totals

Total operating earnings	97,717	12,170	1,333	111,220
Unallocated expenses	--	--	--	(16,948)
Elimination of intersegment profits	--	--	--	(8)

Total consolidated operating earnings	97,717	12,170	1,333	94,264

2003 vs. 2002	-5.7%	-7.8%	-41.0%	-1.6%

Year-to-Date

Six Months ended June 30, 2003

Branch-based Distribution
Lab Safety
Integrated Supply
Totals

Total operating earnings

183,188

22,069

1,920

207,177

Unallocated expenses
--

--

--

(22,997
)

Elimination of intersegment profits
--

--

--

7

Total consolidated operating earnings
183,188

22,069

1,920

184,187

Six Months ended June 30, 2002

Branch-based Distribution
Lab Safety
Integrated Supply
Totals

Total operating earnings

186,952

25,149

2,900

215,001

Unallocated expenses
--

--

--

(30,763
)

Elimination of intersegment profits
--

--

--

(14
)

Total consolidated operating earnings
186,952

25,149

2,900

184,224

2003 vs. 2002
-2.0%

-12.2%

-33.8%

0.0%

 W.W. Grainger, Inc.
          Supplemental Financial Information for the Second Quarter Ended June 30, 2003